UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 9.01	Financial Statements and Exhibits.

The exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-219723) filed by Archer-Daniels-Midland Company with the Securities and Exchange Commission. On March 27, 2020, Archer-Daniels-Midland Company issued $500,000,000 aggregate principal amount of 2.750% Notes due 2025 (the “2025 Notes”) and $1,000,000,000 aggregate principal amount of 3.250% Notes due 2030 (the “2030 Notes” and together with the 2025 Notes, the “Notes”). This Current Report is being filed in connection with the offer and sale of the Notes and to file with the Securities and Exchange Commission the documents and instruments attached hereto as exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated March 25, 2020

4.1	Form of 2.750% Notes due 2025

4.2	Form of 3.250% Notes due 2030

5.1	Opinion of Faegre Drinker Biddle & Reath LLP

23.1	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.1)

101	Interactive Data File

104	Cover Page Interactive Data File (formatted as Inline XBRL and incorporated by reference to Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: March 27, 2020	By	/s/ D. Cameron Findlay
	Name:	D. Cameron Findlay
	Title:	Senior Vice President, General Counsel and Secretary